Exhibit 9(a)(2)

                           SCUDDER SERVICE CORPORATION
                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds

Annual maintenance fee for each account
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1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,000.

     Money Market Funds*                          $ 28.90
     Monthly Income Funds                           25.00
     Quarterly Distribution Funds                   20.40
     Annual Distribution Funds                      17.55

Other fees
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New Account Set Up                                $ 3.15 each
Disaster Recovery                                   0.25 per year
Closed Accounts                                     1.20 per year
TIN Certificates                                    0.15 each
TIN Maintenance                                     0.25 each
Check Writing:
     Set Up                                         5.00 per account
     Retail Check Clearance                         0.96 per check
     Corporate Check Clearance                      0.46 per check
Payroll Deduction Processing System (PDPS):
     Annual Base Fee                                240,000.00
     Annual Maintenance:
          IRA                                       6.00 per account
          403B                                      7.00 per account
          401K                                      8.00 per account

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

     Telephone (portion allocable to servicing accounts)
     Postage, overnight service or similar services
     Stationery and envelopes
     Shareholder Statements - printing and postage
     Checks - stock supply, printing and postage
     Data circuits
     Lease and maintenance of S.A.I.L. and Easy Access
     Forms
     Microfilm and microfiche
     Expenses incurred at the specific direction of the fund

Payment
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The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.

On behalf of the Funds listed in Attachment A:      Scudder Service Corporation:



By /s/ David S. Lee                                 By /s/ Daniel Pierce
   --------------------------------                    -------------------------

Date: October 2, 1989                               Date: October 2, 1989
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*  SCIT per account change is $25.78